POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Patrick L. Donnelly and Ruth Ziegler, each with full authority to act without the others, the undersigned’s true and lawful attorney-in-fact to:

1.	Execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

2.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, and 5, to complete and execute any amendment or amendments thereto, and to timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing authorized herein as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution (and full right and power to revoke any power conferred upon any other person by substitution), hereby ratifying and confirming any and all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Sirius XM Radio, Inc. assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Act of 1934, and the undersigned agrees to indemnify and hold harmless each of the attorneys-in-fact from any liability or expense based on or arising from any action taken pursuant to this Power of Attorney.

The attorneys-in fact have the right to request that the undersigned provide as soon as possible written confirmation of the transaction and the signing and filing of Forms 3, 4 and 5 on behalf of the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to File Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Sirius XM Radio, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of April, 2009.

/s/ David J.A. Flowers
David J.A. Flowers